SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	July 11, 2005

LINENS ’N THINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-12381	22-3463939

(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

6 Brighton Road, Clifton, New Jersey		07015

(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code		(973) 778-1300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 1     Registrant’s Business and Operations

Item 1.01     Entry into a Material Definitive Agreement

            On July 11, 2005, Jane Gilmartin (“Executive”) formally accepted employment with Linens ‘n Things, Inc. (the “Company”) to serve as the Company’s Executive Vice President, Chief Merchandising Officer. Under the terms of her employment, Executive will be paid a base salary of $525,000, with a target annual bonus of 45% of base salary and a deferred incentive award target of 15% of base salary. In consideration for her agreement to join the Company, Executive will receive a one-time signing bonus of $100,000 and a guaranteed minimum bonus of $300,000 for the 2005 calendar year payable no later than March 31, 2006 so long as she is actively employed with the Company at that time. Executive will receive a stock option grant of 50,000 stock options which will vest in one-third annual increments beginning March 1, 2006 and a stock option grant of 100,000 stock options which vest and are exercisable on December 31, 2005 (but with sale of option shares subject to certain agreed performance conditions).  Executive will receive a grant of 61,000 shares of restricted stock units which will vest as follows: 7,500 on November 1, 2005, 7,500 on November 1, 2006, 7,750 on March 1, 2007, 15,000 on November 1, 2007, 7,750 on March 1, 2008, and 15,500 on March 1, 2009. Executive will be eligible to participate in all of the Company’s regularly available benefit plans for employees and will be provided financial estate and tax planning support. In the event that Executive’s employment is terminated without cause or due to a constructive termination prior to a “change in control,” she will receive salary through the date of termination, severance equal to 145% of base salary payable over a period of 36 months (such period to decline from 36 months to 18 months on a monthly basis for each month she is employed with the Company during the first 18 months of employment), a pro rata annual incentive award, settlement of all deferred compensation and other benefits, and continuation of medical, health and life insurance. If Executive is terminated without cause or due to a constructive termination after a “change in control,” it is agreed between the parties that she will receive salary through the date of termination, severance equal to 145% of base salary payable over a period of 24 months, a pro rata annual incentive award, vesting of deferred and restricted stock and stock options, vesting of any long-term incentive awards and a pro rata payment at 15% target rate, settlement of all deferred compensation and other benefits, and continued medical, health and life insurance for 24 months. Executive is entitled to be indemnified for any mandatory repayment by Executive of certain particular compensation related to prior employment up to an agreed amount not to exceed $110,000 in the aggregate.

SIGNATURE

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LINENS ’N THINGS, INC.

Dated: July 15, 2005	By:	/s/ Brian D. Silva

		Name:	Brian D. Silva
		Title:	Senior Vice President,
Human Resources, Administration and
Corporate Secretary